                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report(Date of earliest event reported) September 1, 2003

                                  TEKRON, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      0-29493                51-0395658
State or other jurisdiction       Commission File           IRS Employer
     of incorporation)                Number              Identification No.

                530 S. Federal Highway Deerfield Beech, FL 33441
           (Address of principal executive offices) (Zip/Postal Code)

                   Registrant's telephone number: 519-661-0609

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Dr. James Insell has been appointed as CEO and Chief Scientic Officer.  His qualifications are outlined in a recent press release.

     Mr. Marvin Winick has been appointed as CFO of the Company. He is a
Canadian accountant with several years of public company experience.

     The Company has also appointed the following legal firms as counsel.

        In Canada - Carlyle Peterson, Gordon Peterson and Phil King

        In the United States - Lawrence S. Hartman

ITEM 7. EXHIBITS

     Press release of September 8, 2003 incorporated by reference, a copy of which is attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 9, 2003                    TEKRON, INC.

                                             By:  s/s LUIGI BRUN
                                                 ------------------------------
                                                      Luigi Brun
                                                      President

Press Release                                         Source: Tekron, Inc.

     Tekron, Inc. Announces the Appointment of Dr. James P. Insell as CEO, and
Chief Scientific Officer Monday September 8, 1:18 pm ET

     FORT LAUDERDALE, Fla., September 8, 2003 (PRIMEZONE) -- Tekron, Inc. (OTC
BB:TKRN.OB - News) announces that Luigi Brun, Chairman and President is pleased to appoint Dr. James Insell as CEO and Chief Scientific Officer for the
Corporation.

     Dr. Insell, 55, has served as President and CEO of Microbe Corporation a publicly traded environmental biotechnology for twelve years as well as
President of J.P. Insell & Associates, scientists and engineers for the past five years. He consulted for the investment banking community, biopharma venture capitalists, and a group of high net-worth investors in Europe providing scientific audits, engineering assessments and corporate due diligence. Dr.
Insell's career began as a professor of microbiology at UWO in Canada.
Subsequently, he founded a biotech company based on his discovery of microbial ontogenetic evolution. For the next eight years he developed and patented designer bacteria for biopesticides and toxic waste degradation. For several years, he worked in the biotech community in San Diego and at the University of
California, San Diego as consulting associate director of science and engineering. Currently, due to his knowledge of and experience with anthrax, he has provided lectures and protocols for counter-bioterrorism to large automotive corporations and financial institutions.

     Luigi Brun, Chairman and President of Tekron, said "I am extremely pleased that Dr. Insell has demonstrated his confidence by joining and heading up the team at Tekron. I look forward to his scientific contribution and the technology he has developed over the past two decades."

     Dr. Insell stated, "I am excited about joining Tekron at this very exciting and opportunistic point in the Company's history. I am confident that we can move our technology forward rapidly in the best interests of the shareholders."

About Dr. Insell

     Dr. Insell received his B.Sc. in engineering physics from the University of
Waterloo in 1972. His scientific training broadened as he took positions at The
Hospital for Sick Children, Sunnybrook Hospital, Toronto, Ontario and the
University of Toronto, Department of Surgery studying the ultrastructure of hyperacute rejection, human fetal lung development and extracorporal renal viability in the laboratories of Dr. Martin Barkin, Dr. Cohen and Dr. G. A
Taylor. He pursued his electron microscopic interests studying the genetics, ultrastructure and physiology of predacious fungi receiving his M. Sc. in microbiology in 1975 from the University of Waterloo. His elucidation of the novel biophysics of these fascinating microorganisms was featured by the prestigious journal New Scientist. He continued his studies of the molecular genetics and biochemistry of pathogenic sporulating bacilli, Bacillus thuringiensis and Bacillus anthracis in the laboratories of Dr. Phil Fitz-James,
Department of Bacteriology and Immunology at the University of Western Ontario
and subsequently earned his Ph.D in bacteriology and immunology from the School of Medicine in 1982. His studies led to an understanding of the origin of the pathogenicity of sporulating bacilli and their evolution. He undertook his postdoctoral training studying the ultrastructure, physiology and biochemistry of psychrophilic and mesophilic pathogenic fungi. Dr. Insell took a faculty position in the Department of Life Sciences, pursuing his research interests in molecular evolution. In1984, Dr. Insell took his discovery of microbial ontogenetic evolution and founded a biotechnology company commercializing this finding. For the next eight years, he developed and patented bacteria that degrade toxic waste as well as developed novel strains of the insecticidal bacteria Bacillus thuringiensis and Bacillus laterosporus and the renown human pathogen Bacillus anthracis (anthrax). Dr. Insell took the first biotech company public in Canada. Dr. Insell was featured in the Canadian Business Magazine as well as being nominated for the highly prestigious Ernest Manning leading
Canadian scientist award in 1986. From 1996 to 1998, Dr. Insell resided in San
Diego and became actively involved in it's biotech community, culminating in becoming a consulting biotechnology associate director in engineering and science at the University of California, San Diego. Before returning to Canada,
Dr. Insell liaised with state and federal legislators, sat on the Biocom employment taskforce, working with many of the over three hundred and fifty biotechnology companies in San Diego and contributed to the biotechnology curriculum development at UCSD. He originated and developed several new courses at UCSD in design of clinical trials, FDA approval procedures, GLP and GMP. Dr.
Insell has authored over ten peered reviewed scientific publications, two patents and over fifty scientific reports and engineering assessments. For the past five years, Dr Insell has been president of J.P Insell & Associates, consulting scientists and engineers, undertaking scientific audits and engineering assessments for investment banking and biopharma venture capitalists. As an environmental engineer as well as a bacteriologist, Dr.
Insell has designed and implemented numerous novel treatment systems and site remediations and has been involved in the development of a treatment for herpes, atherosclerosis and a cure for psoriasis. Most recently, Dr. Insell has been retained by large automotive corporations and financial institutions to provide consulting and laboratory services for the identification and countermeasure response to germ warfare agents and the response to other unidentified bioharzardous materials (RUM). Dr. Insell has developed bioharzard response protocols and designed an emergency responder biohazard kit (equipment) for RUM.
Dr Insell teaches these protocols to the medical staff and emergency response personnel in the automotive industry. Dr. Insell lectures on anthrax, tularemia, plague, botulinum, ricin, smallpox and other viral infections such as West Nile virus, SARS, bovine spongiformy encephalitis (mad cows disease) and their corporate response.

About Tekron:

     Tekron Inc. is a holding company acquiring interests in high technology, medical and environmental biotechnology companies. This information contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate," "believe," "estimate," "expect"
and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

Contact:

         Tekron, Inc.
         Mr. Luigi Brun,
         Tel: 519-661-0509
         Fax: 519-667-0366
         Email: luigibrun@tekron-inc.com

         Or
         Dr. James Insell
         Tel: 519-433-4400
         Fax: 519-432-0535
         Email: jpinsell@execulink.com

Source: Tekron, Inc.